UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2006

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Alabama	0-13653	63-0896239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Broad Street, Selma, Alabama	36701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (334) 875-1000

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The registrant’s President and Chief Executive Officer, Walter A. Parrent, died after a brief illness on May 2, 2006. Due to Mr. Parrent’s death, the Board of Directors has reduced the number of persons to serve on the Board from eleven to ten.

Ted M. Henry, Chairman of the registrant’s Board of Directors, has been elected to serve in an interim capacity as Chief Executive Officer until a successor is selected. In his capacity as Chairman of the Board, Mr. Henry receives a $1,300 per month retainer in addition to Board and committee fees. Mr. Henry will not receive any additional compensation for his interim service as Chief Executive Officer. Mr. Henry, 67, is Chairman and Chief Executive Officer of Henry Brick Company, Inc. Mr. Henry was elected Chairman of the Board of Directors of the registrant effective January 1, 2003.

Julius E. Talton, Jr. has been selected to replace Mr. Henry as a member of the Audit Committee of the Board. In addition, the Board of Directors has determined that Duncan J. McInnes, a current member of the Audit Committee, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEOPLES BANCTRUST COMPANY, INC.
(Registrant)

Date: May 5, 2006	By:	/s/ Andrew C. Bearden, Jr.
Andrew C. Bearden, Jr.
Executive Vice President and
Chief Financial Officer